                                  EXHIBIT 5.1
                                  -----------


                                 SYCR OPINION

                        Stradling Yocca Carlson & Rauth
                          A PROFESSIONAL CORPORATION
                               ATTORNEYS AT LAW
                     660 NEWPORT CENTER DRIVE, SUITE 1600
                     NEWPORT BEACH, CALIFORNIA 92660-6441
                           TELEPHONE (949) 725-4000
                           FACSIMILE (949) 725-4100

                             SAN FRANCISCO OFFICE
                       44 MONTGOMERY STREET, SUITE 2950
                        SAN FRANCISCO, CALIFORNIA 94104
                           TELEPHONE (415) 765-9180
                           FACSIMILE (415) 765-9187



                                 July 31, 1998

Interplay Entertainment Corp.
16815 Von Karman Avenue
Irvine, California  92606

          Re: Registration Statement on Form S-8 (Employee Stock Purchase Plan, Amended and Restated 1997 Stock Incentive Plan, Incentive Stock Option and Nonqualified Stock Option Plan--1994, Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan--1991, and Lehrberg Employment Agreement)

Ladies and Gentlemen:

     At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Interplay Entertainment Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,871,247 shares of the Company's common stock, $.001 par value ("Common Stock"), issuable under the Company's Employee Stock Purchase Plan, Amended and Restated 1997 Stock Incentive Plan, Incentive Stock Option and Nonqualified Stock Option Plan 1994, Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan 1991, and Lehrberg Employment Agreement (the "Plans").

     We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

     Based on the foregoing, it is our opinion that the 3,871,247 shares of Common Stock, when issued under the Plans and against full payment therefor in accordance with the respective terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       STRADLING YOCCA CARLSON & RAUTH